Exhibit 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference of our report dated November 12, 1999, with respect to the consolidated financial statements of Chell Group Corporation (formerly named Networks North Inc.) included in its Annual Report (Form 10-K) for the year ended August 31, 2001, filed with the Securities and Exchange Commission on November 30, 2001, in the Registration Statement (Form S-8) pertaining to the registration of 911,107 shares of its common stock which will be issued in connection with the Chell Group Corporation Stock Plan.


                                                 /s/ Ernst & Young LLP
Toronto, Canada,
March 21, 2002                                   Chartered Accountants